UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 US Highway 206, Suite 15 Bedminster, New Jersey	07921

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (908) 470-4320

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 19, 2014, Aerie Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its upcoming participation in RBC Capital Markets Global Healthcare Conference on Wednesday, February 26, 2014. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 7.01.

The investor materials and a live audio webcast of the conference presentation will be publicly available on the conference date and may be accessed by visiting the Company’s website at http://www.investors.aeriepharma.com/. The investor materials and replays of the audio webcasts will also be accessible by the public on such website for a limited period following the conference date.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1	Press Release dated February 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: February 19, 2014	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated February 19, 2014.